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                                                                       EXHIBIT n


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the use of our reports on Petra Capital, LLC and Subsidiary and Petra Capital Management, LLC dated February 25, 1998 and May 22, 1998, respectively, included in this registration statement.


                                   Arthur Andersen LLP

Nashville, Tennessee
June 9, 1998